Exhibit 99.11

CONSENT OF PROSPECTIVE OFFICER

I, C. B. Malone, hereby consent to be named as a prospective officer of SAIC, Inc. in the Registration Statement on Form S-4 of SAIC, Inc., dated September 1, 2005, and any amendments thereto.

/S/ C. B. MALONE

C. B. Malone

Dated: September 1, 2005